EXHIBIT 24.1
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory G. Freitag (with full power to act alone), as his true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to the following LecTec Corporation registration statements, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, lawfully do or cause to be done by virtue hereof:
1.	Form S-8 (No. 033-12780) registering shares under the LecTec Corporation 1986 Employees Stock Option Plan and the LecTec Corporation 1986 Incentive Stock Option Plan;
2.	Form S-8 (No. 033-45931) registering shares under the LecTec Corporation 1991 Directors’ Stock Option Plan and the LecTec Corporation 1989 Stock Option Plan;
3.	Form S-8 (No. 333-46283) registering shares under the the LecTec Corporation 1989 Stock Option Plan;
4.	Form S-8 (No. 333-46289) registering shares and interests under the LecTec Corporation 401(k) & Profit Sharing Plan;
5.	Form S-8 (No. 333-72571) registering shares under the the LecTec Corporation Employee Stock Purchase Plan;
6.	Form S-8 (No. 333-68920) registering shares under the LecTec Corporation 2001 Stock Option Plan; and
7.	Form S-3 (No. 333-40183) registering shares to be sold by certain selling shareholders.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 26th day of May 2011, by the following persons:

Signature	Title

/s/ Gregory G. Freitag Gregory G. Freitag	Chief Executive Officer, Chief Financial Officer and Director (principal executive officer and principal financial and accounting officer)

/s/ Timothy M. Heaney	Director
Timothy M. Heaney

/s/ Lowell Hellervik	Director
Lowell Hellervik

/s/ Robert J. Rudelius	Director
Robert J. Rudelius

/s/ Elmer Salovich, M.D.	Director
Elmer Salovich, M.D.